UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2019

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01.  Entry into Material Definitive Agreement

On April 29, 2019, Cytori Therapeutics, Inc. (the “Company”) entered into an amendment, effective as of April 24, 2019 (the “Amendment”), to its existing Loan and Security Agreement, dated May 29, 2015, as amended (the “Loan Agreement”), with Oxford Finance LLC (“Oxford”), as collateral agent, and the lenders party thereto, including Oxford (the “Lenders”), pursuant to which, among other things, Oxford and the Lenders agreed to interest only payments starting May 1, 2019, with amortization payments resuming on May 1, 2020. The Amendment also requires that $1,650,000 of the net proceeds received by the Company from the Lorem Transaction (as defined below) and $1,400,000 of the net proceeds received by the Company from the Shirahama Transaction (as defined below) must be applied to prepay the loan. Additionally, the Amendment requires that the Company pay an amendment fee of $600,000 at the earlier of the prepayment, maturity or acceleration of the loan.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 30, 2019, the Company and its subsidiary, Cytori Therapeutics, K.K., entered into an Asset and Equity Purchase Agreement (the “Lorem Purchase Agreement”), dated as of March 29, 2019, with Lorem Vascular Pte. Ltd. (“Lorem”), pursuant to which, among other things, Lorem agreed to purchase the Company’s UK subsidiary and the Company’s Cell Therapy assets, excluding such assets used for Japan or relating to the Company’s contract with the Biomedical Advanced Research Development Authority (the “Lorem Transaction”). On April 24, 2019, the Company completed the Lorem Transaction. The Lorem Transaction resulted in $4,000,000 of cash proceeds to the Company, of which $1,650,000 was used to pay down principal, interest and fees under the Oxford Loan Agreement.

As previously disclosed, on April 19, 2019, the Company entered into an Asset and Share Sale and Purchase Agreement (the “Shirahama Purchase Agreement”), dated as of April 19, 2019, with Seijirō Shirahama, pursuant to which, among other things, Mr. Shirahama agreed to purchase the Company’s Japanese subsidiary, Cytori Therapeutics, K.K. (the “Japan Subsidiary”), and substantially all of the Company’s Cell Therapy assets used in Japan (the “Shirahama Transaction”). Mr. Shirahama served as the President of the Company’s Cell Therapy business in Japan, but he was not involved in negotiating the terms of the Shirahama Purchase Agreement on behalf of the Company or the Japan Subsidiary.  On April 25, 2019, the Company completed the Shirahama Transaction. The Shirahama Transaction resulted in $3,000,000 of cash proceeds to the Company, of which $1,400,000 will be used to pay down principal, interest and fees under the Oxford Loan Agreement.  The amount of consideration to be paid under the Shirahama Purchase Agreement was determined by arms’ length negotiations between the Company and Shirahama.

The foregoing descriptions of the Lorem Purchase Agreement, the Shirahama Purchase Agreement, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Lorem Purchase Agreement and Shirahama Purchase Agreement, respectively, which were filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2019 and as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2019, respectively, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1

Asset and Equity Purchase Agreement, dated as of March 29, 2019, by and among Cytori Therapeutics, Inc., Lorem Vascular Pte. Ltd., and with respect to Section 6.06 only, Cytori Therapeutics, K.K. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed April 1, 2019)*

2.2

Asset and Share Sale and Purchase Agreement, dated as of April 19, 2019, by and among Cytori Therapeutics, Inc. and Seijirō Shirahama (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed April 23, 2019)*

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: April 30, 2019	By: /s/ Gary Titus
Gary Titus
Chief Financial Officer